Exhibit 1.01

Vodafone Conflict Minerals Report 2020

This Conflict Minerals Report for the year ended 31 December 2020 is presented by Vodafone Group Plc (‘Vodafone’) in accordance with Rule 13p-1 (the ‘Rule’) under the US Securities Exchange Act of 1934 (the ‘Exchange Act’).

The Rule applies to companies required to file reports with the US Securities and Exchange Commission (‘SEC’) under Section 13(a) or 15(d) of the Exchange Act if any of the products they manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of the product (‘in-scope products’).

As defined by the content requirements of SEC Form SD, ‘Conflict Minerals’ include columbite-tantalite (‘coltan’), cassiterite, wolframite and/or gold or their derivatives, which are limited to tantalum, tin and tungsten (each a ‘3TG metal’). Please refer to the requirements of SEC Form SD for definitions of many of the terms used in this report, including ‘Covered Countries’ (Democratic Republic of Congo (‘DRC’) or an adjoining country).

COMPANY OVERVIEW

Vodafone is a leading telecommunications company in Europe and Africa. Our purpose is to “connect for a better future” enabling an inclusive and sustainable digital society. Our expertise and scale gives us a unique opportunity to drive positive change for society. Our networks keep family, friends, businesses and governments connected and – as COVID-19 has clearly demonstrated – we play a vital role in keeping economies running and the functioning of critical sectors like education and healthcare.

Vodafone is the largest mobile and fixed network operator in Europe and a leading global IoT connectivity provider. Our M-Pesa technology platform in Africa enables over 48m people to benefit from access to mobile payments and financial services. We operate mobile and fixed networks in 21 countries and partner with mobile networks in 49 more. As of 31 March 2021, we had over 300m mobile customers, more than 28m fixed broadband customers, over 22m TV customers and we connected more than 123m IoT devices.

For more information, please visit www.vodafone.com, follow us on Twitter at @VodafoneGroup or connect with us on LinkedIn at www.linkedin.com/company/vodafone.

Vodafone’s American Depositary Shares are listed on the NASDAQ Global Select Market LLC (‘NASDAQ’). We are therefore subject to the NASDAQ listing rules and file reports with the SEC under Section 13(a) of the Exchange Act.

We use electronic equipment in our operations and we sell a range of products to our customers, including mobile phones, tablets, SIM cards, fixed broadband routers, TV set-top boxes and Internet of Things devices. Vodafone Automotive also sells electronic products, such as anti-theft, parking assistance and telematics systems, to vehicle manufacturers.

Most of the products that we resell to customers, such as smartphones, routers, and tablets, are produced by major companies with internationally recognised brands that report sustainability actions in their own right.

We also offer our customers a range of devices that carry the Vodafone logo, which is when we contract with suppliers to manufacture these for us. These devices are designed and built on our behalf by suppliers known as original design manufacturers (‘ODMs’). We contract ODMs to design and manufacture these products according to our specifications and therefore have some degree of influence over the manufacturing of the product, such as specifying certain criteria for the materials, parts or components to be used. However, we do not own, operate or control the manufacturing plants where they are made. Vodafone Automotive also operates a small technology device manufacturing plant in Italy.

The agreements in place with our suppliers give Vodafone the right to perform supplier quality audits and ensure that we only select vendors which work with integrity, safety and quality. Our Annual Report and Modern Slavery Statement provide more information about our supply chain and how we manage relevant sustainability risks. These are available on our website.

APPLICABILITY

Our products contain numerous components that may contain one or more of the 3TG metals. For example, tin is often used as a soldering material for electronic components, and gold and tantalum are typically used in components such as connectors or capacitors.

We conduct an annual analysis of our suppliers’ procurement and manufacturing activities to determine which products the Rule applies to (‘In-Scope Products’) by:

•	identifying the products that are likely to include 3TG metals. We do this by reviewing product categories through our supplier qualification process and, for Vodafone Automotive products, checking whether components are listed as including 3TG metals on the automotive industry’s International Material Data System.

•	determining which of these products are likely to be ones that we contract to manufacture or, in the case of Vodafone Automotive products, manufacture.

For the year ended 31 December 2020, we identified seven types of products that were likely to include In-Scope Products:

•	selected handsets purchased from ODMs

•	connected home devices (i.e. routers, modems, set-top boxes and femtocells)

•	datacards (i.e. mobile broadband dongles)

•	Internet of Things tracker devices

•	vehicle anti-theft systems, such as alarm sirens and intrusion sensors

•	parking assistance products, such as sensors and electronic units that assist drivers in parking their vehicles

•	telematic control units for vehicles, such as tracking systems based on Global System for Mobile Communications (‘GSM’) and Global Positioning System (‘GPS’) technologies.

Based on this applicability assessment, we identified 837 In-Scope Products during the year ended 31 December 2020.

The In-Scope Products only account for a relatively small proportion (less than 10%) of our total expenditure with suppliers that supply the above-mentioned products. We sourced these In-Scope Products, or their components, from 64 suppliers (‘In-Scope Suppliers’) in the year ended 31 December 2020.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In accordance with the Rule, we carried out a Reasonable Country of Origin Inquiry (‘RCOI’) and due diligence process to determine the origin of the 3TG metals used in our In-Scope Products.

The smelters and refiners (‘Smelters’) that produce 3TG metals, and the mines from which the minerals are originally sourced, are many steps away from Vodafone in the supply chain. We therefore rely on our suppliers to provide information to support our due diligence efforts.

We include Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations. These require In-Scope Suppliers to conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us and ensure that the 3TG metals are sourced responsibly. Our direct suppliers are expected to extend similar requirements to their own suppliers and cascade them down the supply chain until the origin of the 3TG metals contained in the products supplied to us (either directly or indirectly) can be identified.

We conduct our RCOI based on the Smelter information received from our In-Scope Suppliers. We then compare this with the RCOI database compiled by the Responsible Minerals Initiative (‘RMI’), an industry initiative in which we participate to support the collection of information, increase transparency and establish a chain of custody over the mineral supply chain. The RCOI database contains aggregated data on the origins of 3TG metals from Smelters that conform with the RMI’s Responsible Minerals Assurance Process (‘RMAP’).

In some cases, information provided by our direct suppliers is incomplete and suppliers are unable to confirm the ‘Country of Origin’ information for 3TG metals.

RCOI conclusion

Based on data collected from our suppliers for the year ended 31 December 2020, we believe that some 3TG metals contained in our In-Scope Products originate from Covered Countries and we have conducted due diligence as described below.

See Annex for a list of the confirmed Smelters included in the Conflict Minerals reports submitted by our In-Scope Suppliers and the compiled Countries of Origin Information.

Vodafone’s commitment to sustainable business in the DRC

Vodacom Congo (RDC) S.A. (‘Vodacom DRC’), a subsidiary of Vodacom Group Limited (which is a member of the Vodafone Group), is the largest provider of telecommunications services in the DRC, with revenues of US$509 million in the financial year ended 31 March 2021.

We have been operating in the country, through our Vodacom subsidiary, since 2002. The supply of our products follows the same centralised procurement process in the DRC as it does in the other countries where we operate.

We are constantly looking for opportunities to improve lives through connectivity and technology solutions and to work with other stakeholders to contribute to the positive socio-economic development in all the countries we operate in.

For more on our commitment to sustainable business in the DRC, see Vodacom’s Sustainability Report.

RESPONSIBLE MINERAL SOURCING

3TG metals come from many different Smelters in a complex and often opaque supply chain. Minerals are extracted from mines, Smelters procure minerals and process them into useable metals and these metals are then used to make components to go into electronic products.

We conduct due diligence to support our commitment to source minerals responsibly and to comply with relevant disclosure regulations. Our aim is to ensure that none of the products or components we buy contain 3TG metals that have helped to fund conflict (as set out in our Responsible Minerals Statement).

Our process is designed to comply with the Rule and interpretive guidance and conform with the internationally recognised framework set out in the Organisation for Economic Co-operation and Development (‘OECD’) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (‘OECD Due Diligence Guidance’).

DUE DILIGENCE

Our due diligence process follows the five-step framework set out in the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

We have a policy related to the sourcing of Conflict Minerals which is communicated publicly via our Vodafone Responsible Minerals Statement and summarised in our Group Human Rights Statement. Overall accountability for implementation of the policy lies with our Group Chief Commercial Officer, who sits on our Group Executive Committee. The policy is overseen by our Group Product and Services Director, who leads the function responsible for sourcing mobile phones, tablets, set-top boxes and other such devices. Representatives from corporate functions provide legal expertise and subject matter expertise, and our procurement teams manage relationships with In-Scope Suppliers, all of whom support the implementation of due diligence activities.

We work together with specialist consultancy service providers to assist in tracking data, assessing risks and preparing our reporting. Additionally, we have engaged with a third-party auditor to internally assess the processes and procedures of our Responsible Minerals Programme. The audit results are used to validate the implementation of our process and identify potential opportunities for improvements in future.

We have established a process to identify In-Scope Suppliers (as outlined in the Applicability section above) and we include Conflict Minerals clauses in their contracts. These clauses require In-Scope Suppliers to conduct due diligence to identify the smelter of 3TG metals in the components or products they sell to us in an effort to demonstrate that the minerals or elements are not from a source which directly or indirectly finances or benefits armed groups.

Our direct In-Scope Suppliers are expected to extend a similar identification process as described above to their own suppliers and cascade them down the supply chain until the smelter of the 3TG metals contained in the In-Scope Products can be identified.

The identified In-Scope Suppliers must report on their progress through the RMI Conflict Minerals Reporting Template (‘CMRT’), which they are required to complete on an annual basis. The CMRT is designed to identify the Smelters from which any 3TG metals in each In-Scope Product are sourced.

We engage with In-Scope Suppliers to raise awareness of our processes and requirements and help them understand how to meet the requirements of the contract clause on Conflict Minerals. We also share best-practice advice on how to complete the CMRT and apply lessons learned from the previous year’s disclosure process. In addition, we provide a dedicated point of contact at Vodafone to respond to suppliers’ questions on Conflict Minerals Reporting.

Our established Speak Up process, outlined in our Code of Conduct, provides a company-wide grievance mechanism for reporting any concerns related to allegations of illegal or unethical practices or breaches of Vodafone’s Code of Conduct and policies, including those related to Conflict Minerals. It can be used by employees, contractors, suppliers’ employees or contractors, business partners or any other individual or organisation to report concerns, anonymously if they prefer. Information on supplier ethics and Speak Up is available on our website.

Step 2: Identify and assess risks in the supply chain

To identify and assess Conflict Minerals risks in our supply chain, we requested that all 64 suppliers of In-Scope Products (identified through the applicability assessment outlined above) complete the CMRT.

We compared the Smelters identified in the supplier responses with the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, The RMI List of Conformant Smelters and the RMI List of Active Smelters. These lists are maintained online by the RMI and are frequently updated to reflect changes in the reported status of Smelters.

See Annex for a list of RMI confirmed operational Smelters, which were included in the reports submitted by our suppliers, together with their status of RMAP Conformant, Active or Non-conformant.

RMAP Conformant Smelters have successfully completed a RMAP audit and maintain good standing in the programme through a continual validation process. They have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

RMAP Active Smelters have signed an Agreement for the Exchange of Confidential Information and Auditee Agreement contracts. If they are deemed by the RMI not to be progressing toward a RMAP audit, gap closure or re-audit for a period of more than 90 days, they will be removed from the Active list.

Based on our analysis of the 64 In-Scope Suppliers, we identified some risks, such as incomplete reporting of sub-suppliers, inconsistencies in the Declaration section of the CMRT, incomplete reporting at company level, and identification of non-conformant Smelters in the supply chain. We followed up with relevant suppliers to further assess and address these risks.

To help understand the challenges and issues with a Smelter located in a Covered Country we met with the LuNa smelter management team. This is the first RMAP conformant smelter in a Covered Country, Rwanda, that is identified in our supply chain. The team provided valuable insight into challenges they face. These challenges include: conforming to numerous international and regional regulatory schemes such as the US and EU Conflict Minerals and the International Conference of the Great Lakes Region (ICGLR) Regional Certification Mechanism; numerous third party audit requirements to assure market access for their refined tin; additional due diligence costs compared with other international smelters not located in a Covered Country; negative cost impacts and restricted operational flexibility due to the overlap and conflicting requirements of due diligence schemes between upstream assurance mechanisms and the RMAP; and an increased number of transactions as a direct purchaser of minerals from artisanal and small scale sources as opposed to international traders.

Step 3: Design and implement a strategy to respond to identified risks

Our strategy to respond to identified risks includes a range of measures that form part of our due diligence process. We have a communication and escalation process in place to notify and engage, if required, our Group Chief Commercial Officer where any potentially significant risks are identified.

We use legal and contractual mechanisms to obligate our suppliers to comply with relevant regulations.

We review supplier responses to the CMRT and follow up with suppliers to request clarification or more complete responses where necessary. Where any risks are identified, we engage with suppliers and request their commitment to corrective actions to manage these risks, including a commitment to improve data quality.

If In-Scope Suppliers identify Smelters within our supply chain that are RMAP Non-conformant, we ask them to encourage these Smelters to participate in the RMAP process or consider alternate sourcing arrangements.

In the year ended 31 December 2020, we conducted a mid-year assessment with certain suppliers to determine whether they were making progress in preparing to provide a more complete CMRT with no or fewer RMAP Non-conformant Smelters.

We also participate in wider industry efforts to support responsible sourcing and audit Smelters’ due diligence activities through our membership (member code: VODA) of the RMI:

Participating in the RMI

We participate in industry efforts to support responsible sourcing of minerals as a member of the RMI. The RMI works to validate Smelters as conflict-free and assists companies in making informed decisions about Conflict Minerals in their supply chain. We are also a member of a RMI working groups, such as the Due Diligence Practices Team.

The data that informs certain statements in this declaration, such as the RCOI report, was obtained through our membership in the RMI.

Step 4: Carry out independent third-party audits of Smelter due diligence practices

We do not directly purchase raw minerals, ores or 3TG metals. We are many steps removed from the mines and Smelters that supply the minerals, ores and 3TG metals contained in our products. Therefore, our due diligence efforts rely on cross-industry initiatives, such as the RMI, London Bullion Market Association (LBMA) and the Responsible Jewellery Council (RJC), to conduct audits of Smelters’ due diligence practices.

Step 5: Report annually on supply chain due diligence

In accordance with the Rule and the OECD Due Diligence Guidance, this report is publicly available on our website.

DETERMINATION

As we do not directly purchase raw minerals, ores or 3TG metals, we rely on our direct (Tier 1) suppliers to gather information about Smelters in our supply chain.

We received CMRT responses for the year ended 31 December 2020 from all 64 In-Scope Suppliers (100%). All RMI reference data and supplier information was based on data received as of 25 March, 2021.

RMAP Conformant Smelters by Mineral Identified in Vodafone’s Supply Chain

Based on supplier responses for the year ended 31 December 2020, we have identified 316 Smelters that are on the RMAP list of known Smelters. Of these, 80% were either RMAP Conformant or Active: 237 are certified as RMAP Conformant and 17 are Active. The remaining 62 Smelters were identified as RMAP Non-conformant.

Based on the RMI RCOI information provided for RMAP Conformant smelters, 71 Smelters may source from Covered Countries. See Annex for the list of identified Smelters and their RMAP status.

We will engage with the In-Scope Suppliers that have identified Non-conformant Smelters as being within their supply chain to either encourage the Smelters to become RMAP Conformant or remove them from the supply chain.

The data provided by In-Scope Suppliers continues to improve with additional Smelter details being included in our suppliers’ CMRT responses. However, there are still gaps in the information provided where suppliers in the supply chain have failed to provide details for all components. Responses from suppliers showed that there are still significant challenges relating to information about the Country of Origin of 3TG metals, and the Smelters from which 3TG metals were sourced. Information received from In-Scope Suppliers regarding their supply chain can be incomplete or potentially erroneous. We will continue engaging with suppliers to improve the completeness and quality of information provided.

Based on the RCOI enquiry and due diligence efforts described above, we have determined that some Conflict Minerals contained in our In-Scope Products originated in Covered Countries. As a result of the incompleteness of some suppliers’ responses received so far through our ongoing due diligence programme, we are unable to determine the origin of all Conflict Minerals contained in all our In-Scope Products. We have made a reasonable good-faith effort to collect and evaluate the information concerning Smelters based on the information provided by our suppliers.

CONTINUOUS IMPROVEMENT EFFORTS TO MITIGATE RISK

We are taking a range of steps to enhance the due diligence process and further mitigate any risk that Conflict Minerals used in the company’s products may benefit armed groups.

We are engaging with suppliers to:

•	encourage them to put a Conflict Minerals policy in place or improve their existing responsible minerals programme;

•	improve the completeness and quality of information provided, particularly in relation to the identification of Smelters and the Country of Origin of 3TG metals, and in providing CMRT information on Smelters at product level; and

•	seek their commitment to implement further improvements in relation to due diligence processes, including asking them to reach out to RMAP Non-conformant Smelters identified as being within our supply chain to encourage these Smelters to undergo a RMAP audit.

Through the RMI, we are participating in industry efforts to address issues related to Conflict Minerals in supply chains, increase the number of Smelters sourcing from the Covered Countries that are conflict-free and improve Country of Origin information.

Our aim is to ensure minerals used in our supply chain do not fund conflict, while continuing to support local economies by allowing the use of materials from Conflict-Affected and High-Risk Areas including the Covered Countries that have been processed by Smelters verified by third-party assurance programmes such as RMI, LBMA and RJC.

Annex

LIST OF KNOWN SMELTERS

The table lists the Smelters identified through supplier CMRT responses for the year ended 31 December 2020 and their RMAP status as of 25 March 2021.

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CONFORMANT
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CONFORMANT
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CONFORMANT
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	CONFORMANT
Gold	CID000082	Asahi Pretec Corp.	JAPAN	CONFORMANT
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000113	Aurubis AG	GERMANY	CONFORMANT
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CONFORMANT
Gold	CID000157	Boliden AB	SWEDEN	CONFORMANT
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	CONFORMANT
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	CONFORMANT
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	CONFORMANT
Gold	CID000233	Chimet S.p.A.	ITALY	CONFORMANT
Gold	CID000264	Chugai Mining	JAPAN	CONFORMANT
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CONFORMANT
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	CONFORMANT
Gold	CID000401	Dowa	JAPAN	CONFORMANT
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CONFORMANT
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CONFORMANT
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	CONFORMANT
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	CONFORMANT
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CONFORMANT
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000814	Istanbul Gold Refinery	TURKEY	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Gold	CID000823	Japan Mint	JAPAN	CONFORMANT
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	CONFORMANT
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	CONFORMANT
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	CONFORMANT
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CONFORMANT
Gold	CID000957	Kazzinc	KAZAKHSTAN	CONFORMANT
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	CONFORMANT
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID001113	Materion	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	CONFORMANT
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	CONFORMANT
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CONFORMANT
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	CONFORMANT
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CONFORMANT
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CONFORMANT
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CONFORMANT
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001352	PAMP S.A.	SWITZERLAND	CONFORMANT
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	CONFORMANT
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	CONFORMANT
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Gold	CID001534	Royal Canadian Mint	CANADA	CONFORMANT
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	CONFORMANT
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CONFORMANT
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CONFORMANT
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CONFORMANT
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CONFORMANT
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	CONFORMANT
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	CONFORMANT
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CONFORMANT
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID002003	Valcambi S.A.	SWITZERLAND	CONFORMANT
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CONFORMANT
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	CONFORMANT
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	CONFORMANT
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CONFORMANT
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CONFORMANT
Gold	CID002290	SAFINA A.S.	CZECHIA	CONFORMANT
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	CONFORMANT
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	CONFORMANT
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	CONFORMANT
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	CID002580	T.C.A S.p.A	ITALY	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	CONFORMANT
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID002606	Marsam Metals	BRAZIL	CONFORMANT
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	CONFORMANT
Gold	CID002761	SAAMP	FRANCE	CONFORMANT
Gold	CID002762	L'Orfebre S.A.	ANDORRA	CONFORMANT
Gold	CID002763	8853 S.p.A.	ITALY	CONFORMANT
Gold	CID002765	Italpreziosi	ITALY	CONFORMANT
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CONFORMANT
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	CONFORMANT
Gold	CID002863	Bangalore Refinery	INDIA	CONFORMANT
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	CONFORMANT
Gold	CID002973	Safimet S.p.A	ITALY	CONFORMANT
Gold	CID003195	TSK Pretech	KOREA, REPUBLIC OF	CONFORMANT
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CONFORMANT
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CONFORMANT
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	CONFORMANT
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CONFORMANT
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID001076	AMG Brasil - LSM Brasil	BRAZIL	CONFORMANT
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	CONFORMANT
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID001200	NPM Silmet AS	ESTONIA	CONFORMANT
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CONFORMANT
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CONFORMANT
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	CONFORMANT
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CID002539	KEMET de Mexico	MEXICO	CONFORMANT
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	CONFORMANT
Tantalum	CID002545	TANIOBIS GmbH	GERMANY	CONFORMANT
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	CONFORMANT
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	CONFORMANT
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	CONFORMANT
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	CONFORMANT
Tantalum	CID002847	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CONFORMANT
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	CONFORMANT
Tin	CID000402	Dowa	JAPAN	CONFORMANT
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CONFORMANT
Tin	CID000468	Fenix Metals	POLAND	CONFORMANT
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CONFORMANT
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	CONFORMANT
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	CONFORMANT
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	CONFORMANT
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tin	CID001182	Minsur	PERU	CONFORMANT
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	CONFORMANT
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CONFORMANT
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CONFORMANT
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	CONFORMANT
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	CONFORMANT
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	CONFORMANT
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	CONFORMANT
Tin	CID001458	PT Prima Timah Utama	INDONESIA	CONFORMANT
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	CONFORMANT
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	CONFORMANT
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	CONFORMANT
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	CONFORMANT
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Tin	CID001758	Soft Metais Ltda.	BRAZIL	CONFORMANT
Tin	CID001898	Thaisarco	THAILAND	CONFORMANT
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CONFORMANT
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CONFORMANT
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tin	CID002180	Yunnan Tin Company Limited	CHINA	CONFORMANT
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CONFORMANT
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	CONFORMANT
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	CONFORMANT
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CONFORMANT
Tin	CID002593	PT Rajehan Ariq	INDONESIA	CONFORMANT
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	CONFORMANT
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CONFORMANT
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	CONFORMANT
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CONFORMANT
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CONFORMANT
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	CID003205	PT Bangka Serumpun	INDONESIA	CONFORMANT
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	CONFORMANT
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CONFORMANT
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	CONFORMANT
Tin	CID003387	Luna Smelter, Ltd.	RWANDA	CONFORMANT
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	CONFORMANT
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	CONFORMANT
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	CONFORMANT
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	CONFORMANT
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM	CONFORMANT
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	CONFORMANT
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	CONFORMANT
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CONFORMANT
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	CONFORMANT
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	CONFORMANT
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CONFORMANT
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY	ACTIVE
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	ACTIVE
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	ACTIVE
Gold	CID003461	Augmont Enterprises Private Limited	INDIA	ACTIVE
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	ACTIVE
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	ACTIVE
Tin	CID001428	PT Bukit Timah	INDONESIA	ACTIVE
Tin	CID001486	PT Timah Nusantara	INDONESIA	ACTIVE
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	ACTIVE
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	ACTIVE
Tin	CID002570	CV Ayi Jaya	INDONESIA	ACTIVE
Tin	CID002756	Super Ligas	BRAZIL	ACTIVE
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	ACTIVE
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	ACTIVE

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	ACTIVE
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	ACTIVE
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	NOT CONFORMANT
Gold	CID000180	Caridad	MEXICO	NOT CONFORMANT
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	NOT CONFORMANT
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	NOT CONFORMANT
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	NOT CONFORMANT
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA	NOT CONFORMANT
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	NOT CONFORMANT
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID002282	Morris and Watson	NEW ZEALAND	NOT CONFORMANT
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	NOT CONFORMANT
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	NOT CONFORMANT
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	NOT CONFORMANT
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	CID002567	Sudan Gold Refinery	SUDAN	NOT CONFORMANT
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	NOT CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Gold	CID002587	Industrial Refining Company	BELGIUM	NOT CONFORMANT
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA	NOT CONFORMANT
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	NOT CONFORMANT
Gold	CID002853	Sai Refinery	INDIA	NOT CONFORMANT
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	NOT CONFORMANT
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	NOT CONFORMANT
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	NOT CONFORMANT
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	CID002893	JALAN & Company	INDIA	NOT CONFORMANT
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	NOT CONFORMANT
Gold	CID003185	African Gold Refinery	UGANDA	NOT CONFORMANT
Gold	CID003186	Gold Coast Refinery	GHANA	NOT CONFORMANT
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	NOT CONFORMANT
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	NOT CONFORMANT
Gold	CID003383	Sovereign Metals	INDIA	NOT CONFORMANT
Gold	CID003463	Kundan Care Products Ltd.	INDIA	NOT CONFORMANT
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	NOT CONFORMANT
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	NOT CONFORMANT
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	NOT CONFORMANT
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	NOT CONFORMANT
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	NOT CONFORMANT
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	NOT CONFORMANT
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	NOT CONFORMANT
Tin	CID003208	Pongpipat Company Limited	MYANMAR	NOT CONFORMANT
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	NOT CONFORMANT
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	NOT CONFORMANT
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	NOT CONFORMANT
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	NOT CONFORMANT

Metal	Smelter ID	Standard Smelter Name	Country Location	RMI RMAP Conformance Status
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	NOT CONFORMANT
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	NOT CONFORMANT
Tungsten	CID003417	GEM Co., Ltd.	CHINA	NOT CONFORMANT

COUNTRY OF ORIGIN INFORMATION BY MINERAL

The following 87 countries of origin were identified based on the Smelters reported in suppliers’ CMRT responses for the year ended 31 December 2020, the Reasonable Country of Origin Inquiry Data we received through our membership of the RMI and the LBMA Good Deliveries List as of 25 March 2021, and follow-up communications with RMI and LBMA.

Country	Gold	Tantalum	Tin	Tungsten
Argentina	Gold
Australia	Gold	Tantalum	Tin	Tungsten
Austria				Tungsten
Azerbaijan	Gold
Benin	Gold
Bolivia	Gold	Tantalum	Tin	Tungsten
Botswana	Gold
Brazil	Gold	Tantalum	Tin	Tungsten
Burkina Faso	Gold
Burundi*		Tantalum	Tin	Tungsten
Canada	Gold
Chile	Gold
China	Gold	Tantalum	Tin	Tungsten
Colombia	Gold	Tantalum	Tin	Tungsten
Congo, Democratic Republic of the*	Gold	Tantalum	Tin	Tungsten
Costa Rica	Gold
Cuba	Gold
Cyprus	Gold
Dominican Republic	Gold
Ecuador	Gold
Egypt	Gold
Eritrea	Gold
Ethiopia	Gold	Tantalum
Fiji	Gold
Finland	Gold
France		Tantalum
French Guiana	Gold

Georgia	Gold
Germany		Tantalum
Ghana	Gold
Guatemala	Gold
Guinea	Gold
Guyana	Gold
Honduras	Gold
India		Tantalum
Indonesia	Gold		Tin
Ivory Coast	Gold
Japan	Gold
Kazakhstan	Gold			Tungsten
Kenya	Gold
Laos	Gold		Tin
Liberia	Gold
Madagascar		Tantalum
Malaysia	Gold	Tantalum	Tin	Tungsten
Mali	Gold
Mauritania	Gold
Mexico	Gold			Tungsten
Mongolia	Gold		Tin	Tungsten
Morocco	Gold
Mozambique	Gold	Tantalum
Myanmar		Tantalum	Tin	Tungsten
Namibia	Gold	Tantalum
New Zealand	Gold
Nicaragua	Gold
Niger	Gold
Nigeria		Tantalum	Tin	Tungsten
Papua New Guinea	Gold
Peru	Gold		Tin	Tungsten
Philippines	Gold
Portugal			Tin	Tungsten
Puerto Rico	Gold
Russian Federation	Gold	Tantalum	Tin	Tungsten
Rwanda*	Gold	Tantalum	Tin	Tungsten
Saudi Arabia	Gold
Senegal	Gold
Serbia	Gold
Sierra Leone	Gold	Tantalum
Slovakia	Gold
Solomon Islands	Gold

South Africa	Gold
Spain	Gold	Tantalum	Tin	Tungsten
Suriname	Gold
Sweden	Gold
Taiwan			Tin
Tajikistan	Gold
Tanzania*	Gold
Thailand		Tantalum	Tin	Tungsten
Turkey	Gold
Uganda*	Gold	Tantalum	Tin	Tungsten
United Kingdom of Great Britain and Northern Ireland	Gold		Tin	Tungsten
United States of America	Gold		Tin	Tungsten
Uruguay	Gold
Uzbekistan				Tungsten
Venezuela			Tin
Vietnam			Tin	Tungsten
Zambia*	Gold
Zimbabwe	Gold	Tantalum		Tungsten

* Covered Countries